Exhibit 3.Exhibit Number

Standard Form of Series Designation of

Series #TICKER, a series of RSE Archive, LLC

In accordance with the Limited Liability Company Agreement of RSE Archive, LLC (the “Company”) dated August 12, 2019 (the “Agreement”) and upon the execution of this Exhibit 3.Exhibit Number by the Company and RSE Archive Manager, LLC in its capacity as Managing Member of the Company and Initial Member of Series #TICKER, a series of RSE Archive, LLC (“Series #TICKER”), this exhibit shall be attached to, and deemed incorporated in its entirety into, the Agreement as “Exhibit 3.Exhibit Number”.

References to Sections and Articles set forth herein are references to Sections and Articles of the Agreement, as in effect as of the effective date of establishment set forth below.

Name of Series	Series #TICKER, a series of RSE Archive, LLC
Effective date of establishment	EIN Date
Managing Member

RSE Archive Manager, LLC, was appointed as the Managing Member of Series #TICKER with effect from the date of the Original LLC Agreement and shall continue to act as the Managing Member of Series #TICKER until dissolution of Series #TICKER pursuant to Section 11.1(b) or its removal and replacement pursuant to Section 4.3 or ARTICLE X

Initial Member	RSE Archive Manager, LLC
Series Asset

The Series Assets of Series #TICKER shall comprise the Underlying Asset which will be acquired by Series #TICKER upon the close of the Initial Offering and any assets and liabilities associated with such asset and such other assets and liabilities acquired by Series #TICKER from time to time, as determined by the Managing Member in its sole discretion

Asset Manager	RSE Archive Manager, LLC
Management Fee	As stated in Section 6.5
Purpose	As stated in Section 2.4
Issuance	Subject to Section 6.3(a)(i), the maximum number of Series #TICKER Interests the Company can issue is COUNT

Number of Series #TICKER Interests held by the Managing Member and its Affiliates	The Managing Member must purchase a minimum of 2% of Series #TICKER Interests through the Offering
Broker	Dalmore Group, LLC
Brokerage Fee	Up to 1.00% of the purchase price of the Interests from Series #TICKER sold at the Initial Offering of the Series #TICKER Interests
Interest Designation	No Interest Designation shall be required in connection with the issuance of Series #TICKER Interests
Voting

Subject to Section 3.5, the Series #TICKER Interests shall entitle the Record Holders thereof to one vote per Interest on any and all matters submitted to the consent or approval of Members generally. No separate vote or consent of the Record Holders of Series #TICKER Interests shall be required for the approval of any matter, except as required by the Delaware Act or except as provided elsewhere in this Agreement.

The affirmative vote of the holders of not less than a majority of the Series #TICKER Interests then Outstanding shall be required for:

(a) any amendment to this Agreement (including this Series Designation) that would adversely change the rights of the Series #TICKER Interests;

(b) mergers, consolidations or conversions of Series #TICKER or the Company; and

(c) all such other matters as the Managing Member, in its sole discretion, determines shall require the approval of the holders of the Outstanding Series #TICKER Interests voting as a separate class.

Notwithstanding the foregoing, the separate approval of the holders of Series #TICKER Interests shall not be required for any of the other matters specified under Section 12.1

Splits	There shall be no subdivision of the Series #TICKER Interests other than in accordance with Section 3.7
Sourcing Fee	No greater than $Sourcing Fee, which may be waived by the Managing Member in its sole discretion

Other rights

Holders of Series #TICKER Interests shall have no conversion, exchange, sinking fund, redemption or appraisal rights, no preemptive rights to subscribe for any securities of the Company and no preferential rights to distributions of Series #TICKER Interests

Officers	There shall initially be no specific officers associated with Series #TICKER, although, the Managing Member may appoint Officers of Series #TICKER from time to time, in its sole discretion
Aggregate Ownership Limit	As stated in Section 1.1
Minimum Interests	One (1) Interest per Member
Fiscal Year	As stated in Section 8.2
Information Reporting	As stated in Section 8.1(c)
Termination	As stated in Section 11.1(b)
Liquidation	As stated in Section 11.3
Amendments to this Exhibit 3.Exhibit Number	As stated in Article XII